                                                                   Exhibit 25(a)


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ________________________

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                      13-5266470
                                                      (I.R.S. employer
                                                      Identification no.)

399 Park Avenue, New York, New York                   10043
(Address of principal executive office)               (Zip Code)
                             _______________________

                          LEHMAN BROTHERS HOLDINGS INC.
               (Exact name of obligor as specified in its charter)

      Delaware                                        13-3216325
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                        Identification no.)

American Express Tower
3 World Financial Center
New York, NY                                          10285
(Address of principal executive offices)              (Zip Code)

                            _________________________
                                 Debt Securities
                       (Title of the indenture securities)


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Item 1.  GENERAL INFORMATION.
         Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Name                                    Address
         ----                                    -------
         Comptroller of the Currency             Washington, D.C.
         Federal Reserve Bank of New York        New York, NY
         Federal Deposit Insurance Corporation   Washington, D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2.  AFFILIATIONS WITH OBLIGOR.
         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 16. LIST OF EXHIBITS.

         Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

         Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

         Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

         Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

         Exhibit 5 - Not applicable.

         Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

         Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of June 30, 1997 - attached)

         Exhibit 8 -  Not applicable.

         Exhibit 9 -  Not applicable.

                                        2


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                               __________________


                                    SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 16nd day of October, 1997.



                                            CITIBANK, N.A.


                                            By:  /s/ Arthur W. Aslanian
                                                 ------------------------
                                                 Arthur W. Aslanian
                                                 Vice President

                                        3


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                                Charter No. 1461
                           Comptroller of the Currency
                              Northeastern District
                               REPORT OF CONDITION
                                  CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                 SUBSIDIARIES OF

                                 CITIBANK, N.A.

OF NEW YORK IN THE STATE OF NEW YORK, AT THE CLOSE OF BUSINESS ON JUNE 30, 1997, PUBLISHED IN RESPONSE TO CALL MADE BY COMPTROLLER OF THE CURRENCY, UNDER TITLE 12, UNITED STATES CODE, SECTION 161. CHARTER NUMBER 1461 COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT.

                                     ASSETS

                                                   THOUSANDS
                                                  OF DOLLARS

Cash and balances due from de-
 pository institutions:
  Noninterest-bearing balances
  and currency and coin                        $  7,129,000
Interest-bearing balances                        14,089,000
Held-to-maturity securities                               0
Available-for-sale securities                    32,578,000
 Federal funds sold and
  securities purchased under
 agreements to resell                            10,072,000
Loans and lease financing receiv-
 ables:
 Loans and Leases, net of un-
  earned income                                $150,867,000
  LESS: Allowance for loan
  and lease losses                                4,253,000
Loans and leases, net of un-
 earned income, allowance,
 and reserve                                    146,614,000
Trading assets                                   27,966,000
Premises and fixed assets (includ-
 ing capitalized leases)                          3,576,000
Other real estate owned                             670,000
Investments in unconsolidated
 subsidiaries and associated com-
 panies                                           1,284,000
Customers' liability to this bank
 on acceptances outstanding                       2,146,000
Intangible assets                                   180,000
Other assets                                      8,193,000
                                               ------------
TOTAL ASSETS                                   $254,497,000
                                               ============

                                   LIABILITIES

Deposits:
 In domestic offices                           $ 36,303,000
 Noninterest-
  bearing                                      $ 12,930,000
 Interest-
  bearing                                        23,373,000
In foreign offices, Edge and
 Agreement subsidiaries, and
 IBFs                                           142,390,000
 Noninterest-
  bearing                                        11,307,000
 Interest-
  bearing                                       131,083,000
Federal funds purchased and
 securities sold under agree-
 ments to repurchase                              7,627,000
Trading liabilities                              22,259,000
Other borrowed money (includes
mortgage indebtedness and
obligations under capitalized
leases):
  With a remaining maturity of one
  year or less                                    8,826,000
  With a remaining maturity of more
  than one year through three years               2,250,000
  With a remaining maturity of more
  than three years                                1,656,000
Bank's liability on acceptances ex-
 ecuted and outstanding                           2,183,000
Subordinated notes and
debentures                                        5,200,000
Other liabilities                                 8,663,000
                                               ------------
TOTAL LIABILITIES                              $237,357,000
                                               ============

                                 EQUITY CAPITAL

Perpetual preferred stock
 and related surplus                                      0
Common stock                                   $    751,000
Surplus                                           7,340,000
Undivided profits and capital re-
 serves                                           8,949,000
Net unrealized holding gains (losses)
  on available-for-sale securities                  743,000
Cumulative foreign currency
 translation adjustments                           (643,000)
                                               ------------
TOTAL EQUITY CAPITAL                           $ 17,140,000
                                               ------------
TOTAL LIABILITIES, LIMITED-
 LIFE PREFERRED STOCK, AND
 EQUITY CAPITAL                                $254,497,000
                                               ============
I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                             ROGER W. TRUPIN
                                                  CONTROLLER
We, the undersigned directors, attest to the correctness of this Report of Condition.
We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
                                             PAUL J. COLLINS
                                                JOHN S. REED
                                           WILLIAM R. RHODES
                                                   DIRECTORS